23-c




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Form S-8 to our report dated January 31, 1995, included in Green Mountain Power Corporation's Form 10-K for the year ended December 31, 1994, and to all references to our firm included in this registration statement.



                                    /s/ARTHURN ANDERSEN LLP


Boston, Massachusetts
April 3, 1995